TICKETFLY, INC.
Consolidated Financial Statements
December 31, 2013 and 2012
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors Ticketfly, Inc.:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Ticketfly, Inc. and its subsidiaries (the Company) as of December 31, 2013 and 2012, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ticketfly, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.

KPMG LLP

San Francisco, California
October 17, 2014

TICKETFLY, INC.
Consolidated Balance Sheets
December 31, 2013 and 2012
(In thousands of dollars, except share data)

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$11,149	$21,992
Accounts receivable, net	113	339
Prepaid expenses and other current assets	1,147	2,289
Current deferred tax asset	61	31
Total current assets	12,470	24,651
Property and equipment, net	5,217	6,434
Restricted cash	462	459
Goodwill and intangibles	610	219
Other long-term assets	6,866	3,790
Total assets	$25,625	$35,553
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$388	$479
Accounts payable, client accounts	4,986	5,421
Accrued liabilities	1,885	2,444
Current portion of long-term debt	1,118	1,550
Current portion of capital lease obligation	67	215
Total current liabilities	8,444	10,109
Long-term debt	685	1,594
Capital lease obligation	102	—
Deferred tax liability and other long term liabilities	61	34
Total liabilities	9,292	11,737
Stockholders' deficit:
Convertible preferred stock:
Preferred stock, $0.0001 par value. Authorized, 19,817,502 shares; issued and outstanding, 18,859,946 and 18,859,946 shares at December 31, 2013, and 2012, respectively (liquidation preference, in thousands: $36,420 and $36,420)	2	2
Common stock, $0.0001 par value. Authorized, 37,000,000 shares; issued and outstanding, 10,007,696 and 9,583,424 shares at December 31, 2013, and 2012, respectively	1	1
Additional paid-in capital	38,832	37,655
Accumulated deficit	(22,310)	(13,836)
Accumulated other comprehensive loss	(192)	(6)
Total stockholders' equity	16,333	23,816
Total liabilities and stockholders' equity	$25,625	$35,553
See accompanying notes to consolidated financial statements.

TICKETFLY, INC.
Consolidated Statements of Comprehensive Loss
Years ended December 31, 2013 and 2012
(In thousands of dollars)

	2013	2012
Revenues	$38,950	$25,341
Direct ticketing costs	23,047	15,847
Gross margin	15,903	9,494
Operating expenses
Product development	4,983	2,043
Sales and marketing	5,663	4,355
Client and customer support	2,433	1,763
General and administrative	6,157	5,520
Depreciation and amortization	4,754	3,051
Total operating costs and expenses	23,990	16,732
Loss from operation	(8,087)	(7,238)
Interest income	25	11
Interest expense	(153)	(147)
Other expense	(258)	(249)
Net loss before tax	(8,473)	(7,623)
Income tax expense	(1)	(3)
Net loss after tax	(8,474)	(7,626)
Other comprehensive loss:
Foreign currency translation adjustment	(186)	(6)
Total comprehensive loss	$(8,660)	$(7,632)
See accompanying notes to consolidated financial statements.

TICKETFLY, INC.
Consolidated Statements of Stockholders’ Equity
Years ended December 31, 2013 and 2012
(In thousands of dollars, except share data)

	Convertible preferred stock		Common stock		Additional paid-in capital	Other Comprehensive loss	Accumulated deficit
	Shares	Amount	Shares	Amount				Total
Balances at December 31, 2011	12,762,387	$1	9,389,383	$1	14,893	—	(6,210)	8,685
Issuance of common stock for exercise of options	—	—	124,751	—	58	—	—	58
Issuance of common stock for exercise of warrants	—	—	69,290	—	1	—	—	1
Issuance of Series C warrants in connection with loan	—	—	—	—	30	—	—	30
Issuance of Series C convertible preferred stock, net of issuance costs	6,097,559	1	—	—	21,986	—	—	21,987
Reclassification of common stock warrant from liability to equity	—	—	—	—	70	—	—	70
Stock compensation expense for restricted stock granted to nonemployees	—	—	—	—	340	—	—	340
Stock compensation expense for options granted to employees	—	—	—	—	115	—	—	115
Common stock warrant expense	—	—	—	—	162	—	—	162
Net loss	—	—	—	—	—	—	(7,626)	(7,626)
Other comprehensive loss	—	—	—	—	—	(6)	—	(6)
Balances at December 31, 2012	18,859,946	2	9,583,424	1	37,655	(6)	(13,836)	23,816
Issuance of common stock for exercise of options	—	—	361,772	—	162	—	—	162
Issuance of common stock as consideration for acquisition	—	—	62,500	—	162	—	—	162
Compensation related to exercise of stock options net of issuance costs	—	—	—	—	14	—	—	14
Stock compensation expense for restricted stock granted to nonemployees	—	—	—	—	208	—	—	208
Stock compensation expense for options granted to nonemployees	—	—	—	—	23	—	—	23
Stock compensation expense for options granted to employees	—	—	—	—	391	—	—	391
Common stock warrant expense	—	—	—	—	217	—	—	217
Net loss	—	—	—	—	—	—	(8,474)	(8,474)
Other comprehensive loss	—	—	—	—	—	(186)	—	(186)
Balances at December 31, 2013	18,859,946	$2	10,007,696	$1	38,832	(192)	(22,310)	16,333
See accompanying notes to consolidated financial statements.

TICKETFLY, INC.
Statement of Cash Flows
Years ended December 31, 2013 and 2012
(In thousands of dollars)
	2013	2012
Cash flows from operating activities:
Net loss	$(8,474)	$(7,626)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,754	3,051
Provision for doubtful debts	1,086	744
Fair value of warrant liability	—	47
Amortization of debt discount	21	41
Stock-based compensation expense	391	115
Stock compensation expense for non-employee stock grants	231	340
Common stock warrant expense	217	162
Compensation related to exercise of stock options	14
Loss on Disposal	—	2
Changes in operating assets and liabilities:
Additions to restricted cash	(3)	(20)
Accounts receivable	(845)	(242)
Prepaid expenses and other current assets	(1,428)	(1,663)
Accounts payable	(91)	225
Accounts payable, client accounts	(435)	1,904
Accrued liabilities	(558)	1,764
Other, net	(1,968)	(2,344)
Net cash used in operating activities	(7,088)	(3,500)
Cash flows from investing activities:
Rental security deposit	(45)	—
Capitalization of software development costs	(546)	(2,178)
Purchase of property and equipment	(1,223)	(3,255)
Acquisition	(325)	—
Purchase of investments	—	(10)
Net cash used in investing activities	(2,139)	(5,443)
Cash flows from financing activities:
Proceeds from issuance of note payable	264	2,736
Repayment of note payable	(1,627)	(840)
Repayment of capital equipment lease	(252)	(246)
Proceeds from the exercise of stock options/warrants	162	59
Proceeds from issuance of convertible preferred stock net of issuance costs	—	21,987
Other	(5)	4
Net cash provided by (used in) financing activities	(1,458)	23,700
Effect of foreign currency translation on cash	(158)	(6)
Net increase (decrease) in cash and cash equivalents	(10,843)	14,751
Cash and cash equivalents
Beginning of year	21,992	7,241
End of year	$11,149	$21,992
Supplemental disclosure of cash flow information:
Interest paid during the period	$148	$147
Noncash investing and financing activities
Capital equipment lease	$206	$55
Conversion of notes into preferred stock	162	—
Warrants issued	217	240
See accompanying notes to consolidated financial statements.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(1) Organization

(a) Description of Business

Ticketfly, Inc. (the Company or Ticketfly), a Delaware Corporation headquartered in San Francisco, California, is a progressive ticketing company that makes it easy to discover events, buy tickets, and share events with friends. The Company works with various venues and promoters throughout the United States, and the service is available to ticket buyers online via a Web site.

On September 20, 2012, Ticketfly Canada Services, Inc., a company organized under the laws of British Columbia, Canada, was incorporated as a wholly owned subsidiary of Ticketfly, Inc.

(b) Liquidity

The Company currently finances its operations through ticket service fee revenue generated from ticket sales via its Web site, and capital received from debt and venture-based financing. Failure by the Company to secure additional financing from external sources and/or generate sufficient cash from its ticket selling services to fund ongoing operations could have a material adverse effect on the Company. As of December 31, 2013, the Company has sufficient capital to fund operations through at least December 31, 2014.

(c) Concentrations of Risk

The Company derives substantially all of its income from fees earned for ticket selling services generated online. Should the number of events registered on the Company’s Web site decline or should promoters decided not to do business with the Company in the future, the Company would experience a corresponding reduction in its revenue and cash flows.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(2) Summary of Significant Accounting Policies

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Ticketfly, Inc. and its wholly owned subsidiary, Ticketfly Canada Services, Inc., located in Canada. All significant intercompany balances and transactions have been eliminated in consolidation.

(b) Foreign Currency Transactions

The functional currency of the Company’s foreign subsidiary, incorporated in 2012, is its respective local currency.

Assets and liabilities denominated in a currency other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect at the balance sheet dates, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income.

Income and expense accounts are translated at the transaction date exchange rate. Foreign currency remeasurement and transaction gains and losses are recorded in other expense, net. The Company did not incur foreign exchange losses for the years ended December 31, 2013 and December 31, 2012.

(c) Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to estimates and assumptions include; allowance for doubtful accounts, useful lives of property, equipment, and internal use software, fair value of stock-based awards, valuation of goodwill and intangibles, and valuation allowances for income taxes. Management periodically evaluates such estimates and assumptions for continued reasonableness based on information that is then currently available. Changes in facts and circumstances may cause the Company to revise its estimates.

(d) Fair Value Measurements

The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their short maturities. The carrying amount of the warrant liability represents its fair value. Based on borrowing rates currently available to the Company for notes payable with similar terms, the carrying value of notes payable approximates fair value.

(e) Cash and Cash Equivalents

The Company classifies all highly liquid instruments purchased with an original maturity of three months or less at the date of purchase as cash equivalents. Although cash is maintained with high-credit-rated financial institutions, deposited amounts may exceed insured amounts. Cash includes proceeds relating to the face value of the tickets, which is payable to clients and reflected as accounts payable to client accounts of $4,986 thousand and $5,421 thousand as of December 31, 2013 and 2012, respectively.

(f) Restricted Cash and Payment Processor Deposits

The Company has restricted cash balances relating to an unconditional, irrevocable letter of credit held for security deposit for its payment processor and collateralized money market accounts with its commercial bank.

(g) Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable comprise trade accounts receivable. Trade accounts receivable include subscription fees, amounts due from clients for refunds and chargebacks remitted to the ticket buyer, equipment rental fees, and Web site fees. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivable amounts. In evaluating the reserve, the Company considers various factors including historical experience, the aging of balances, and known factors about customers’ current financial conditions. The reserve was

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

$771 thousand and $0 as of December 31, 2013 and 2012, respectively. Losses are written off when it is probable that the balance will not be collected.

(h) Ticketing Contract Advances

Ticketing contract advances, which can be either recoupable or nonrecoupable, represent amounts paid in advance to the Company’s clients pursuant to ticketing agreements and are reflected in prepaid expenses or in other long-term assets if the amount is expected to be recouped or recognized over a period of more than 12 months. Recoupable ticketing contract advances are generally recoupable against future royalties earned by the clients, based on the contract terms, over the life of the contract which typically ranges between 1 and 6 years. Nonrecoupable ticketing contract advances are fixed additional incentives occasionally paid by the Company to secure exclusive rights with certain clients and are normally amortized over the life of the contract on a straight-line basis. Amortization of these nonrecoupable ticketing contract advances is included in depreciation and amortization expenses. For the years ended December 31, 2013 and 2012, the Company amortized $1,491 thousand and $1,188 thousand, respectively, related to nonrecoupable ticketing contract advances.

Typically, contracts require these advances to be paid 50% within five days of contract signing and 50% within five days of the first ticket sold. The unpaid amounts are recognized as accrued liabilities in the accompanying balance sheet.

The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible recoupable amounts. In evaluating the reserve, the Company considers various factors including historical experience, the aging of balances, and known factors about customer’s current financial conditions. The reserve was $793 thousand as of December 31, 2013 and 2012. Losses are written off when it is probable that the balance will not be recouped.

(i) Other Assets

Other assets include ticket contract advances and rental security deposits. Recoupable ticket contract advances are typically recouped in less than 12 months. When the Company determines that an advance will take longer than 12 months to recoup, it is classified as a long-term asset. Rental security deposits are expected to be recovered upon termination of current lease obligations. Amounts recoverable in the next twelve months are classified as current; beyond twelve months are classified as long term.

(j) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of assets, which range from three to five years.

Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

(k) Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination. The expected synergies from combining operations of the acquiree and the acquirer represent the goodwill recognized. Goodwill is not amortized, but is tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the asset may be impaired.

The Company’s impairment tests are based on a single operating segment and reporting unit structure. The goodwill impairment test involves a two-step process. The first step involves comparing the fair value of the Company’s reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, the second step of the test is performed by comparing the carrying value of the goodwill in the reporting unit to its implied fair value. An impairment charge is recognized for the excess of the carrying value of goodwill over its implied fair value.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Company’s annual goodwill impairment test resulted in no impairment charges in any of the periods presented in the accompanying consolidated financial statements.

(l) Intangibles

Intangible assets are carried at cost and amortized on a straight-line basis over their estimated useful lives of four years. The Company reviews identifiable amortizable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value. There has been no impairment charges recorded in any of the periods presented in the accompanying consolidated financial statements. The intangibles balance as of December 31, 2013 comprises of contracts assumed in connection with the business combinations.

(m) Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment loss has been recognized for the years ended December 31, 2013 and 2012, respectively.

(n) Capitalized Software Development Costs

Internally developed software includes the Company’s capitalized costs of developing the internal use computer software and the Company’s Web site. Such costs are capitalized in the period incurred in accordance with ASC Subtopic 350-40, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 350-50, Accounting for Website Development Costs. Capitalized software development costs are amortized using the straight-line method over the estimated period of benefit, generally three years. Amortization expense is included within depreciation and amortization expense in the consolidated statements of comprehensive loss. Costs capitalized are presented as property and equipment, net in the accompanying balance sheets. The Company capitalized internal use software development costs of $546 thousand and $2,178 thousand in the years ended December 31, 2013, and 2012.

(o) Accounts Payable, Client Accounts

Accounts payable, client accounts consists of contractual amounts due to ticketing clients, which includes the face value of tickets sold and the clients’ share of convenience and order processing charges.

(p) Revenue Recognition

Revenue is recognized when earned and realized or realizable. In accordance with ASC Topic 605, Revenue Recognition, the Company recognizes revenue when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Revenue, which primarily consists of service and merchant processing fees from ticketing operations, is recognized as tickets are sold, and is recorded net of the face value of the ticket as the Company acts as an agent in these transactions.

(q) Direct Ticketing Costs

Direct ticketing costs consists primarily of royalties attributable to the promoter, transaction processing, ticket stock and delivery fees, licensing fees for third-party ticketing software, client bonuses, affiliate referral fees, and customer dispute costs associated with collecting funds. Payments to promoters and clients are recorded as an expense to the extent that an identifiable benefit results from the exchange. Direct ticketing costs are expensed in the period that they are incurred.

(r) Operating Expenses

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Product development expenses consist primarily of compensation and related costs for personnel responsible for development and maintenance of the Company’s Web site and related infrastructure.

Sales and marketing expenses consist primarily of compensation and related costs for personnel engaged in customer sales and sales support functions, as well as marketing, advertising, and promotional expenditures. Advertising costs are expensed as incurred.

Client and customer support expenses consist primarily of compensation and related costs for personnel engaged in supporting clients with their use of ticketing infrastructure and equipment and in supporting ticket buyers in their use of the Web site.

General and administrative expenses consist primarily of compensation and related costs for personnel related to finance, human resources, legal, and fees for professional services.

(s) Operating Leases

The Company recognizes rent expense on a straight-line basis over the term of the lease.

(t) Capital Leases

The Company leases certain computer equipment. Such arrangements are classified and accounted for as capital leases if they meet one of the following criteria (i) the lease transfers ownership to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the lease term is equal to 75% or more of the estimated economic life of the lease property; or (iv) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value to the lessor. The capital lease is recorded as an asset and an obligation at an amount equal to the present value of the minimum lease payments at the beginning of the lease term. The leased asset is amortized over the lease term.

(u) Stock-Based Compensation

The Company records compensation expense in connection with options granted to employees and nonemployees in accordance with ASC Topic 718, Compensation – Stock Compensation. This guidance requires that all stock based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. The Company recognizes compensation expense for employee stock awards on a straight-line basis based on the estimated fair value at grant date using the Black-Scholes option pricing model and the estimated service period, generally the vesting term.

Stock-based compensation cost for employees and stock options issued to nonemployees for services are included under operating expenses. The Company recognized no income tax benefit in the statements of comprehensive loss for stock based compensation arrangements in 2013 and 2012.

(v) Preferred Stock Warrants

The Company has issued certain Preferred Stock warrants in connection with loans. All preferred stock warrants were equity classified and are recorded as a debt discount.

(w) Common Stock Warrants

The Company has issued to certain clients common stock warrants in return for exclusivity of ticket sales. The warrants are equity classified, and expensed to general and administrative expense over the applicable vesting schedules at fair value.

The Company issued warrants to its landlord in connection with the lease for its headquarters in 2011. When issued, the number of shares subject to the warrant were to be determined based on the valuation of the next round of financing. In 2012, these warrants were revalued on conversion to equity. The expense was recorded to general and administrative expense.

(x) Income Taxes

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for loss carryforwards and other deferred tax assets where it is more likely than not that such loss carryforwards and deferred tax assets will not be realized.

In assessing the potential realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the Company’s tax loss carry forwards remain deductible.

(y) Comprehensive Income (Loss)

Other Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The components of other comprehensive income (loss) for the Company consist of foreign currency translation adjustments.

(z) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(aa) Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (ASU 2013-11) that addresses the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This new standard requires the netting of unrecognized tax benefits (UTBs) against a deferred tax asset for a loss or other carryforward that would apply in settlement of the uncertain tax positions. UTBs will be netted against all available same-jurisdiction loss or other tax carryforwards that would be utilized, rather than only against carryforwards that are created by the UTBs. This new guidance is effective for the Company beginning January 1, 2014, with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(3) Acquisition

On January 2, 2013, the Company acquired the assets of Prime Box Office, Ltd for $325 thousand of cash, 62,500 shares of common stock and contingent consideration for 62,502 shares of common stock. The Contingent consideration pays out over three years, in equal installments, on each annual anniversary of the transaction. The first contingent consideration payment of 20,834 shares occurred in January 2014. Management fully expects to make the remaining two payments in January 2015 and January 2016. The contingent consideration component is equity classified and recorded at fair value at the date of acquisition. The key asset acquired in the transaction was a ticketing contract in Canada. This acquisition was the launching point for Ticketfly’s Canadian subsidiary and entrance into the Canadian market.

As part of the purchase price allocation, the Company determined that acquiree’s separately identifiable contract asset was the ticketing contract. The Company used the income approach to value the ticketing relationship. This approach calculates fair value by discounting the after-tax cash flows back to a present value. The baseline data for this analysis was the cash flow estimates used to price the transaction. Cash flows were forecasted and then discounted using a discount rate for customer relationships of 25%, based on the estimated weighted average cost of capital, which employs an estimate of the required equity rate of return and after-tax cost of debt.

Goodwill recognized from the transaction results from the opportunity to expand the client base and achieve greater long-term growth opportunities than either company had operating alone. All of the recognized goodwill is expected to be deductible for tax purposes.

The following table presents the purchase price allocations initially recorded in the Company’s consolidated balance sheets on the acquisition date (in thousands):

Consideration:
Cash	$325
Common stock	81
Contingent consideration arrangement	81
Fair value of total	$487
Recognized amounts of identified assets acquired and liabilities assumed:
Net tangible assets acquired	$—
Intangible assets:
Ticketing contract	290
Goodwill	197
Total acquired assets	$487

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(4) Balance Sheet Components

	2013	2012
	(In thousands)
Property and equipment, net
Computer and office equipment	$4,792	$3,853
Furniture and fixtures	396	374
Software	235	9
Leasehold improvements	154	151
Internally developed software	4,724	4,177
Capital equipment leases	707	501
	11,008	9,065
Less accumulated depreciation and amortization	(5,791)	(2,631)
	$5,217	$6,434

	2013	2012
	(In thousands)
Prepaid expenses and other current assets:
Prepaid expenses	$706	$394
Ticket contract advances	219	1,751
Rental security deposits	45	—
Other	177	144
	$1,147	$2,289

	2013	2012
	(In thousands)
Other long term assets:
Ticket contract advances	$6,855	$3,732
Other long-term assets	11	58
	$6,866	$3,790

Depreciation expense totaled $1,793 thousand and $997 thousand for the years ended December 31, 2013 and 2012, respectively. Amortization of internally developed software costs for the years ended December 31, 2013 and 2012 was $1,399 thousand and $866 thousand, respectively.

	2013	2012
	(In thousands)
Accrued liabilities:
Accrued compensation	$999	$680
Ticket contract advances payable	580	1,673
Taxes payable	1	3
Other	305	88
	$1,885	$2,444

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(5) Goodwill

Goodwill is generally not deductible for tax purposes. The following table presents the goodwill activity for the periods presented:

(in thousands)

Goodwill - December 31, 2011	$219
Additions	—
Goodwill - December 31, 2012	219
Additions	197
Foreign currency translation	(11)
Goodwill December 31, 2013	$405

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

6) Intangibles

Intangibles comprise contracts acquired in connection with business combinations. The following presents the goodwill activity for the periods presented:

Intangibles cost - December 31, 2011	$—
Additions	—
Intangibles cost - December 31, 2012	—
Additions	290
Foreign currency translation	(17)
Intangibles cost - December 31, 2013	273
Less accumulated amortization	(68)
$205

Amortization expense for the years ended December 31, 2013, and 2012 was $71 thousand and $0, respectively. Estimated future amortization of purchased intangible assets for future periods is as follows (in thousands):

Years ending:
2014	$68
2015	68
2016	68
2017	—
2018	—
$204

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(7) Fair Value Measurements

The fair value of financial instruments, which include cash, accounts receivable, accounts payable to customers, and accounts payable, and other current liabilities, approximate their respective carrying amounts due to the short-term nature of the instruments

Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures, established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurement). The three levels of input used to measure fair value hierarchy are as follows:

•Level 1 inputs are unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•Level 2 inputs are significant other observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or other inputs that are observable or can be corroborated by observable market data; or

•Level 3 inputs are significant unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The level in the fair value hierarchy within which a fair value measurement entirely falls is based on the lowest-level input that is significant to the fair value measurement in its entirety. The Company has no Level 2 or Level 3 financial instruments measured at fair value on the accompanying balance sheets as of December 31, 2013 and 2012.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(8) Commitments and Contingencies

(a) Leases

The Company leases office space under operating leases with expiration dates between November 2014 and December 2014. The Company leases equipment under capital leases with expiration dates between April 2016 and May 2017.

As of December 31, 2013, future minimum lease payments under the Company’s leases are as follows (in thousands):

	Capital	Operating
Years ending:
2014	$70	$525
2015	70	16
2016	32	—
2017	2	—
2018	—	—
Thereafter	—	—
Total minimum lease payments	174	541
Less amounts representing interest	(5)
Present value of capital lease obligations	169
Less current obligations under capital leases	(67)
Long-term capital lease obligations	$102

Rent expense for the years ended December 31, 2013 and 2012 was $540 thousand and $530 thousand, respectively.

(b) Litigation

In January 2013, the Company was sued for patent infringement in Ameranth, Inc. v. Ticketfly, Inc., Case No. 3:13-cv-00353 in the United States District Court for the Southern District of California. It was consolidated with a large number of other cases involving the same patents that Ameranth brought against other defendants. On October 15, 2013, the majority of defendants (not including the Company) filed petitions with the Patent Trial and Appeal Board (PTAB) to review the validity of Ameranth’s patents. Thereafter, the district court granted a motion brought by all defendants (including the Company) to stay the federal court litigation pending resolution of the PTAB actions, which are still pending. Thus, there has been no substantive work on the case for months. The Company is unable to make a determination as to the likelihood of an outcome at this time given the case is only in its early stages, and consequently, is unable to reasonably estimate the magnitude of potential exposure, if any. The Company plans to vigorously defend itself against the claims.

From time to time, the Company is involved in legal actions arising in the normal course of its business. Other than the Ameranth litigation, the Company is not presently subject to any material litigation nor, to management’s knowledge, is any litigation threatened against the Company that collectively is expected to have a material adverse effect on the Company’s cash flows, financial condition, or results of operations.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(9) Loans Payable

On May 28, 2010, the Company entered into a Loan and Security Agreement (the 2010 Term Loan Agreement) with a bank, which entitles the Company to borrow up to $1,250,000 in three tranches to finance the Company’s working capital requirements, and equipment. The first tranche of $750,000 was drawn down on closing of the Loan and Security Agreement and two other tranches of $250,000 each were drawn down in August 2010 and September 2010 (collectively, the three tranches are described herein as the 2010 Term Loan). The interest rate on the 2010 Term Loan was 5.75%. The balance of this tranche of the loan was $372 thousand as of December 31, 2012. The 2010 Term Loan matured on September 1, 2013.

The 2010 Term Loan Agreement was amended January 21, 2011 (the First Loan Modification Agreement). It provided for an additional loan amount of $500,000 at an interest rate of 5.75% (the 2011 Term Loan). The 2011 Term Loan is $1,750,000 and matured on December 1, 2013. The balance of this tranche of the loan was $194 thousand as of December 31, 2012.

The 2010 Term Loan Agreement (as amended) was further amended August 25, 2011 (the Second Loan Modification Agreement) to allow for purchase money liens on financed equipment up to $500,000 (for new or existing equipment).

The amended 2010 Term Loan Agreement was further amended March 12, 2012 to provide for a 2012 Term Loan Advance of up to $1,500,000 to be drawn down in minimum increments of $250,000 (Third Loan Modification Agreement). The 2012 Term Loan was fully drawn down in March 2012. The interest rate is 6.25%. The 2012 Term Loan has a maturity date of March 1, 2015. As of December 31, 2013 and 2012, the balance, net of discount of this tranche was $774 thousand and $1,342 thousand, respectively.

The amended 2010 Term Loan Agreement was further amended November 1, 2012 (the Fourth Loan Modification Agreement) to provide for an equipment financing line of up to $1,500,000 (2012 Equipment Financing Loan). The 2012 Equipment Financing Loan was drawn down in two tranches of $1,235,625 and $264,375 in December 2012 and January 2013, respectively. Interest on the 2012 Equipment Financing Loan accrues at a fixed rate of 4.5% annually with payments to be made in 36 monthly installments. The 2012 Equipment Financing Loan tranches mature on December 1, 2015 and January 1, 2016, respectively. As of December 31, 2013 and 2012, the balance, net of discount of this tranche was $1,029 thousand and $1,236 thousand, respectively.

As of December 31, 2013, minimum principal payments on the loans described above are as follows (in thousands):

2013

2014 Repayments	$1,186
2015 Repayments	698
2016 Repayments	8
2017 Repayments	—
2018 Repayments	—
Total loans payable	1,892
Less current maturities of loans payable	(1,118)
Long-term debt	774
Less debt discount	(6)
Less amounts representing interest	(83)
Long-term debt, net	$685

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(10) Shareholders’ Equity

The Company is authorized to issue two classes of stock, designated, respectively, common stock and preferred stock. As of December 31, 2013 and 2012, the Company is authorized to issue 37,000,000. As of December 31, 2013 and 2012, the Company had 10,007,696 and 9,583,424 common stock shares outstanding, and 26,992,304 and 27,416,576 common shares available for issuance, respectively. Each share of common and preferred has a par value of $0.0001. As of December 31, 2013 and 2012, the Company had 18,859,946 preferred shares outstanding and 957,556 preferred shares available for issuance, respectively.

Convertible preferred stock as of December 31, 2013 and 2012 consisted of the following (in thousands, except share data):

	December 31, 2013 and 2012
	Shares authorized	Shares issued and outstanding	Net carrying value	Aggregate liquidation preference
Convertible preferred stock:
Series A - 8,146,726	8,146,726	8,047,971	4,034	4,075
Series B - 4,733,416	4,733,416	4,714,416	10,315	12,104
Series C - 6,937,360	6,937,360	6,097,559	21,986	22,000
Total convertible preferred stock	19,817,502	18,859,946	36,335	38,179

During the year ended December 31, 2012, the Company received proceeds of $22 million from issuance of Series C convertible preferred stock. In connection with the Series A preferred stock issued in 2009, $1,134 thousand relates to conversion of convertible promissory notes and $34 thousand of related interest accrual that had been issued in the fourth quarter of 2008. Of the Series B preferred stock issued in 2011, $1,000 thousand relates to conversion of convertible promissory notes and $9 thousand of related interest accrual. The above net carrying values are shown net of issuance costs of $40 thousand, $30 thousand, and $14 thousand, for Series A, B, and C, respectively.

Convertible Preferred Stock

The rights, privileges, preferences, and restrictions of the Convertible preferred stock are set forth in the Company’s Amended Restated Certificate of Incorporation, and are summarized as follows:

(a) Dividend Rights

Holders of the Series A, B, and C preferred stock are entitled to receive nonmandatory, noncumulative dividends, when and if declared by the Board of Directors, out of any assets legally available, at the rate of (as adjusted for stock splits, stock dividends, reclassification) $0.0304 per share per annum on each outstanding share of Series A Preferred Stock, $0.1756 per share per annum on each outstanding share of Series B Preferred Stock, and $0.2886 per share per annum on each outstanding share of Series C Preferred Stock. No distributions shall be made with respect to the common stock until all declared dividends on the preferred stock Series A, B, and C have been paid or set aside for payment to the preferred stock holders. No dividends have been declared or paid through December 31, 2013.

(b) Liquidation Preference

In the event of certain liquidation events, as defined in the Amended and Restated Certificate of Incorporation, the holders of Series A, B, and C preferred stock retain preference, on a pari passu basis, over all other shareholders for an amount per share equal to (1) the Series A Original Issue Price for the Series A Preferred Stock, (2) 1.169955616 times the Series B Original Issue Price for the Series B Preferred Stock, (3) the Series C Original Issue Price for the Series C Preferred Stock, together with any dividend declared but unpaid thereon (the amount payable pursuant to this section is referred to as the Liquidation Amount). The foregoing Liquidation Amount shall be payable as a preference, before any payment may be made to the holders of Common Stock by reason of their ownership thereof. If upon liquidation, dissolution or winding up of the Corporation the assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock, the holders of Preferred Stock shall share ratably in any distribution of the remaining

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After payments to the holders of preferred stock, all remaining assets will be distributed to the holders of common stock.

(c) Conversion

The preferred stock may be converted to common stock at any time at the request of the shareholder. The conversion price of Series A, Series B and Series C preferred stock is equal to the respective original issue price of such shares. All conversion prices are subject to adjustments for recapitalizations and upon certain issuances of common stock or deemed issuances of common stock. Each share of preferred stock shall automatically be converted into fully paid, nonassessable shares of common stock at the effective conversion price (i) immediately prior to the closing of a firm commitment underwritten initial public offering filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock, provided the aggregate gross proceeds to the Company are not less than $30 million (net of the underwriting discount and commissions); or (ii) at a date specified by vote or written consent of the holders of at least fifty-seven percent (57%) of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted-to-common stock basis).

(d) Voting Rights

Each shareholder of preferred stock is entitled to the number of votes equal to the number of whole shares of common stock into which such shares of preferred stock are then convertible. The holders of preferred stock Series A, B, and C have voting rights as a single class, and no series voting is permitted as described in the Company’s Amended and Restated Certificate of Incorporation.

Warrants

(a) Common Stock Warrants

In the year ending December 31, 2012, the Company issued warrants to purchase 157,500 shares of common stock, respectively, to clients in return for exclusivity of ticket sales. These warrants have a weighted average contractual life of 5.4 years. The warrants vest over periods from 4 to 5 years. The fair value of unvested shares is calculated at each financial reporting date using the Black-Scholes option pricing model and is recorded to general and administrative expense. Vesting is not linked to specific sales volume targets. The common stock warrants outstanding are disclosed within equity. Total expense recorded relating to common stock warrants was $217 thousand and $210 thousand for the years ended December 31, 2013 and 2012, respectively.

The following table presents the assumptions used to estimate the fair value of common stock warrants vested using the Black-Scholes option pricing model as of the years ending:

	2013	2012
Expected volatility	54.43% - 61.60%	59.62% - 61.86%
Risk free interest rates	0.54% - 2.01%	0.55% - 1.15%
Expected lives	3.00 - 5.98	4.28 - 6.99
Expected dividend yield	—%	—%

A summary of the status of the warrants issued at December 31, 2013 and 2012 and information with respect to changes in warrants outstanding are as follows:

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

	Warrants Outstanding
	Outstanding warrants	Weighted average exercise price	Aggregate intrinsic value
Outstanding at December 31, 2011	897,115	$0.37	161,925
Options granted	157,500	1.28
Options exercised	(69,290)	0.01
Options canceled	—	—
Outstanding at December 31, 2012	985,325	0.54	786,137
Options granted	—	—
Options exercised	—	—
Options canceled	—	—
Outstanding at December 31, 2013	985,325	$0.54	892,979
Vested and expected to vest at December 31, 2013	985,325	$0.54
Vested exercisable at December 31, 2013	797,159	0.46

The following table summarizes information about warrants outstanding at December 31, 2013

	Warrants Outstanding
Exercise price range	Outstanding at December 31, 2013	Weighted average exercise price	Weighted average remaining contractual life term (years)	Vested shares	Weighted average exercise price
$0.01	130,000	$0.01	3.15	125,558	$0.01
0.14	2,325	0.14	0.73	2,325	0.14
0.26	357,500	0.26	3.20	344,085	0.26
0.52	263,000	0.52	3.63	203,713	0.52
0.92	35,000	0.92	4.80	18,854	0.92
1.00	25,000	1.00	4.26	14,145	1.00
1.30	147,500	1.30	4.10	63,479	1.30
2.19	25,000	2.19	4.60	25,000	2.19
	985,325	$0.54	3.56	797,159	$0.46

In October 2011, in connection with a lease agreement, the Company issued a warrant to purchase shares of common stock with an exercise price of $0.01 per share. The number of shares was determined by dividing $250 thousand by lesser of (i) $5.00 per share or (ii) the per share price of the next round of financing. The warrant was liability classified until the next round of financing in 2012 when it was transferred to equity. The warrant was fully vested at grant and was exercised in 2012. The fair value of the warrant was determined using the Black-Scholes option pricing model. The Company recorded $47 thousand of general and administrative expense in 2012 related to the revaluation of the warrant before it was reclassified from liability to equity.

(b) Preferred Stock Warrants

In connection with a loan agreement with Silicon Valley Bank in 2010, the Company issued a preferred stock warrant to the lender to purchase 98,755 shares of Series A preferred stock with an exercise price of $0.5063 per share. In connection with a loan amendment in 2011, the Company issued a preferred stock warrant to the lender to purchase 19,000 shares of Series B preferred stock. The exercise price per share of the Series B warrant is $1.6458 and was based on 75% of the Series B preferred stock financing round price. In connection with a loan amendment in 2012, the Company issued a preferred stock warrant to the lender to purchase 8,315 shares of Series C. The exercise price per share of the Series C warrant is $3.608, based on the Series C preferred stock financing round price. In lieu of exercising the warrant, the lender may convert in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares minus the aggregate warrant price of shares by (b) fair market value of one share.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The fair value of the warrant for 59,253 shares of Series A preferred stock as measured on May 2010 was determined to be approximately $30 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $0.51, exercise price $0.51, contractual life 10 years, expected volatility 67.1%, expected dividend yield 0%, and a risk-free interest rate of 3.3%. In January 2011, when the initial loan with the bank was drawn down and the warrant became immediately exercisable, the fair value of the warrant for an additional 39,502 shares of Series A was determined to be approximately $20 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $0.51, exercise price $0.51, contractual life 9.3 years, expected volatility 67.2%, expected dividend yield 0%, and a risk-free interest rate of 3.3%. The fair value of the warrant was recorded, as a discount to the Loan and amortized over the term.

The fair value of the warrant for shares of Series B preferred stock was determined to be approximately $42 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $2.19, exercise price $1.23, contractual life 9.8 years, expected volatility 58.6%, expected dividend yield 0%, and a risk-free interest rate of 3.1%. The fair value of the warrant was recorded as a discount to the SVB Loan in January 2011 when Series B financing was completed and the exercise price determined and amortized over the term.

The fair value of the warrant for shares of Series C preferred stock was determined to be approximately $30 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $3.61, exercise price $3.61, contractual life 9.7 years, expected volatility 58.2%, expected dividend yield 0%, and a risk-free interest rate of 1.6%. The fair value of the warrant was recorded as a discount to the 2010 Term Loan Agreement in March 2012 when Series C financing was completed and amortized over the term.

Stock-Based Compensation

(a) 2008 Stock Option Plan

On March 6, 2008, the Board of Directors and shareholders of the Company authorized and ratified the 2008 Stock Plan (the 2008 Plan). The 2008 Plan authorized the issuance of options to purchase not more than 1,000,000 shares of the Company’s common stock. In 2009 and 2011, the Board of Directors and shareholders authorized and ratified the Amended and Restated 2008 Stock Plan (the Amended 2008 Plan). The Amended 2008 Plan authorized the issuance of options to purchase not more than 4,778,984 shares of the Company’s common stock. The 2008 Plan also stipulates that the Company shall at all times, during the term of the 2008 Plan, reserve and keep available sufficient shares to satisfy the requirements of the 2008 Plan. As of December 31, 2013, a total of 5,528,894 shares were reserved for grant and issuance. The Amended 2008 Plan provides for the issuance of both incentive and nonqualified stock options to employees, directors, and consultants at exercise prices determined by the Board of Directors; however, the exercise price shall not be less than 100% of fair market value in the case of incentive stock options. Additionally, if an incentive stock option is granted to a stockholder owning 10% or more of the Company as defined, the exercise price of the option grant shall be no less than 110% of the fair market value on the date of grant.

Compensation costs for awards with only service conditions are expensed on a straight-line basis. Vesting periods for options and restricted stock grants are determined by the Board of Directors at the time of grant. Generally, options granted to new employees vest over four years, with 25% vesting after one year of service, and with the balance vesting monthly over the remaining three years of the vesting period. Vesting may be accelerated at the discretion of the Board of Directors. Options may be granted with an early exercise feature, with any unvested shares being subject to repurchase by the Company upon termination of continuous service. Stock options expire upon the date set by the Board of Directors at the grant date; however, no option is exercisable more than ten years after grant.

(b) Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, which is based on the fair value of the option issued. Stock-based compensation expense included in operating expenses by department for the years ended December 31, 2013 and 2012 was $391 thousand and $115 thousand, respectively. The stock-based compensation expense related to nonemployees was not material for the years ended December 31, 2013 and 2012.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The following table presents stock-based compensation expense as included in operating expenses:

	2013	2012

Product development	$105	$46
Sales and marketing	67	38
Client and customer support	24	9
General and administrative	195	22
Total stock based compensation expense	$391	$115

The following table presents the assumptions used to estimate the fair value of stock options granted to employees on the date of grant using the Black-Scholes option pricing model. The actual value of the stock options will depend on the market value of the Company’s common stock when the options are exercised.

	2013	2012

Expected volatility	60.7% - 62.0%	59.8% - 61.7%
Risk-free interest rates	0.92% - 1.70%	0.83% - 1.08%
Expected lives	5.6 - 6.08	5.6 - 6.08
Expected dividend yield	—%	—%

A summary of the status of the options issued under the 2008 Plan at December 31, 2013 and 2012, and information with respect to changes in options outstanding are as follows:

	Options Outstanding
	Shares available	Outstanding stock options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at December 31, 2011	2,281,038	2,250,140	$0.26	440,742
Net change in shares authorized	—	—	—
Options granted	(1,589,505)	1,589,505	1.18
Options exercised	—	(124,751)	0.47
Options canceled	440,338	(440,338)	0.33
Outstanding at December 31, 2012	1,131,871	3,274,556	0.69	1,997,565
Net change in shares authorized	750,000	—	—
Options granted	(2,086,698)	2,086,698	1.35
Options exercised	—	(361,772)	0.45
Options canceled	1,772,176	(1,772,176)	1.18
Outstanding at December 31, 2013	1,567,349	3,227,306	0.87	1,796,156
Vested and expected to vest at December 31, 2013		2,733,846	$0.81
Vested Exercisable at December 31, 2013		1,357,568	0.35

The following table summarizes information about stock options outstanding at December 31, 2013:

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

	2008 Stock Option Plan
	Options Outstanding			Options exercisable
Exercise price range	Outstanding at December 31, 2013	Weighted average exercise price	Weighted average remaining contractual term (years)	Number exercisable	Weighted average exercise price
$0.001	578,333	$0.001	5.00	578,333	$0.001
0.14	20,000	0.14	6.00	20,000	0.14
0.26	126,500	0.26	7.00	101,748	0.26
0.29	160,000	0.29	1.00	153,332	0.29
0.46	474,221	0.46	8.00	307,349	0.46
1.30	1,180,916	1.30	9.00	177,723	1.30
1.43	687,336	1.43	10.00	19,083	1.43
	3,227,306			1,357,568

As of December 31, 2013 and 2012, the remaining aggregated unamortized compensation cost related to employee stock options outstanding was approximately $892 thousand and $836 thousand, respectively. The unamortized compensation cost as of December 31, 2013 is expected to amortize through 2016 over the underlying options’ remaining requisite service periods on a straight-line basis.

(c) Restricted Stock Units

In connection with the Company’s formation and early customer and investor relationship certain individuals received restricted shares of the Company’s common stock (the Restricted Stock). The Restricted Stock vested over four years from the date of issuance – 20% upon issuance, and first year anniversary, 13% on the second and third anniversaries, and the balance on the fourth anniversary. The Restricted Stock will fully rest in June 2013. The expense associated with the issuance of the Restricted Stock was $208 thousand and $340 thousand for the years ended December 31, 2013 and 2012, respectively.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(11) Income Taxes

The provision for income taxes consists of $1 thousand and $3 thousand for the year ended December 31, 2013 and December 31, 2012, respectively.

The effective income tax rate differs from the statutory rate on an estimated annual basis primarily due to a 100% valuation allowance made against all deferred tax assets including net operating loss carryforwards.

The Company has deferred tax assets comprising primarily net operating losses, stock-based compensation, warrant expense, and accruals. The Company has not benefited any of its deferred tax assets and has established a full valuation allowance. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the deferred tax assets will not be realized; accordingly, a full valuation allowance on our deferred tax assets net of deferred liabilities has been established and no deferred tax asset and related tax benefit have been recognized in the accompanying financial statements.

At December 31, 2013, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $19.6 million and $19.7 million, respectively. These net operating losses can be utilized to reduce future taxable income, if any.

The federal net operating loss carryforwards will expire in various amounts beginning in 2028, and the California net operating loss carryforwards begin to expire in 2028. Utilization of the net operating loss carryforwards may be subject to substantial annual limitations due to ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. As a result of these provisions, utilization of net operating losses would be limited in the event of any future significant ownership changes. These annual limitations may result in the expiration of net operating loss carryforwards before utilization.

The Company adopted guidance under ASC 740 on January 1, 2009, which clarifies the accounting for uncertainty in tax positions recognized in the financial statements. As of December 31, 2013, the Company has no unrecognized tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No significant interest or penalties have been recorded during the period from inception to December 31, 2013 or the year ended December 31, 2013.

Tax years from 2008 and forward remain open to examinations by federal and state authorities due to net operating loss carryforwards. The Company is currently not under examinations by the Internal Revenue Service or any other taxing authorities.

TICKETFLY, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(12) Subsequent Events

The Company evaluated events subsequent to December 31, 2013 through October 17, 2014, the date the financial statements were issued.

On May 15, 2014, the Company signed a Loan and Security agreement with ORIX Ventures, LLC, providing for a loan facility of $20 million subject to meeting various conditions. The interest rate on the loan is Prime plus 5.25%, with a minimum rate of 9.00%. The loan provides for interest only payments for the first two years followed by three years of principal amortization. In addition, the Company issued warrants to ORIX warrants purchase 277,162 shares of Series C Preferred Stock at a purchase price of $3.608 per share. The Company drew down $3 million at close and another $3 million in August 2014.

On August 18, 2014, the Company acquired the assets of WillCall, Inc. for $500 thousand in cash and 396,667 shares of common stock. The assets acquired include intellectual property and the WillCall iOS and Android app.

TICKETFLY, INC.
Consolidated Financial Statements
December 31, 2014 and 2013
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors Ticketfly, Inc.:

We have audited the accompanying consolidated financial statements of Ticketfly, Inc. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ticketfly, Inc. and its subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.

KPMG LLP

San Francisco, California
July 2, 2015

TICKETFLY, INC.
Consolidated Balance Sheets
December 31, 2014 and 2013
(In thousands of dollars, except share data)

	2014	2013
Assets
Current assets:
Cash and cash equivalents	$14,927	$11,149
Accounts receivable, net	44	113
Ticketing contract advances, net	2,712	219
Prepaid expenses and other current assets	1,295	928
Current deferred tax asset	61	61
Total current assets	19,039	12,470
Property and equipment, net	3,566	5,217
Restricted cash	562	462
Goodwill	1,633	405
Intangible assets, net	126	205
Ticketing contract advances, net	9,579	6,855
Other long-term assets	275	11
Total assets	$34,780	$25,625
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$782	$388
Accounts payable, client accounts	9,545	4,986
Accrued liabilities	5,017	1,885
Current portion of long-term debt	682	1,118
Current portion of capital lease obligation	113	67
Total current liabilities	16,139	8,444
Long-term debt, net of discount	9,207	685
Capital lease obligation	70	102
Deferred tax liability and other long term liabilities	161	61
Total liabilities	25,577	9,292
Stockholders' deficit:
Convertible preferred stock:
Preferred stock, $0.0001 par value. Authorized, 19,817,502 shares; issued and outstanding, 18,685,292 and 18,859,946 shares at December 31, 2014, and 2013, respectively (liquidation preference, in thousands: $38,179)	2	2
Common stock, $0.0001 par value. Authorized, 41,000,000 shares; issued and outstanding, 10,709,784 and 10,007,696 shares at December 31, 2014, and 2013, respectively	1	1
Additional paid-in capital	41,273	38,832
Accumulated deficit	(31,777)	(22,310)
Accumulated other comprehensive loss	(296)	(192)
Total stockholders' equity	9,203	16,333
Total liabilities and stockholders' equity	$34,780	$25,625
See accompanying notes to consolidated financial statements.

TICKETFLY, INC.
Consolidated Statements of Comprehensive Loss
Years ended December 31, 2014 and 2013
(In thousands of dollars)

	2014	2013
Revenue	$54,964	$38,950
Operating expenses
Direct ticketing costs	32,815	23,047
Product development	11,041	4,983
Sales and marketing	5,915	5,663
Client and customer support	3,341	2,433
General and administrative	5,443	6,397
Depreciation and amortization	5,295	4,754
Total operating costs and expenses	63,850	47,277
Loss from operation	(8,886)	(8,327)
Interest income	3	25
Interest expense	(584)	(174)
Other expense	1	3
Net loss before tax	(9,466)	(8,473)
Income tax expense	(1)	(1)
Net loss after tax	(9,467)	(8,474)
Foreign currency translation adjustment	(104)	(186)
Total comprehensive loss	$(9,571)	$(8,660)
See accompanying notes to consolidated financial statements.

TICKETFLY, INC.
Consolidated Statements of Stockholders’ Equity
Years ended December 31, 2014 and 2013
(In thousands of dollars, except share data)

	Convertible preferred stock		Common stock		Additional paid-in capital	Other Comprehensive Loss	Accumulated deficit
	Shares	Amount	Shares	Amount				Total
Balances at December 31, 2012	18,859,946	$2	9,583,424	$1	37,655	(6)	(13,836)	23,816
Issuance of common stock for exercise of options	—	—	361,772	—	162	—	—	162
Issuance of common stock as consideration for acquisition	—	—	62,500	—	162	—	—	162
Compensation related to exercise of stock options net of issuance costs	—	—	—	—	14	—	—	14
Stock compensation expense for restricted stock granted to nonemployees	—	—	—	—	208	—	—	208
Stock compensation expense for options granted to nonemployees	—	—	—	—	23	—	—	23
Stock compensation expense for options granted to employees	—	—	—	—	391	—	—	391
Common stock warrant expense	—	—	—	—	217	—	—	217
Net loss	—	—	—	—	—	—	(8,474)	(8,474)
Other comprehensive loss	—	—	—	—	—	(186)	—	(186)
Balances at December 31, 2013	18,859,946	2	10,007,696	1	38,832	(192)	(22,310)	16,333
Issuance of common stock for exercise of options	—	—	107,613	—	72	—	—	72
Issuance of common stock for exercise of warrants	—		2,325		—			—
Issuance of common stock as consideration for acquisition	—	—	417,496	—	781	—	—	781
Series A conversion for secondary sale	(174,654)		174,654		—			—
Issuance of Series C warrants in connection with loan	—	—	—	—	689	—	—	689
Stock compensation expense for options granted to nonemployees	—	—	—	—	2	—	—	2
Stock compensation expense for options granted to employees	—	—	—	—	772	—	—	772
Common stock warrant expense	—	—	—	—	125	—	—	125
Net loss	—	—	—	—	—	—	(9,467)	(9,467)
Other comprehensive loss	—	—	—	—	—	(104)	—	(104)
Balances at December 31, 2014	18,685,292	$2	10,709,784	$1	41,273	(296)	(31,777)	9,203
See accompanying notes to consolidated financial statements.

Statement of Cash Flows
Years ended December 31, 2014 and 2013
(In thousands of dollars)
	2014	2013
Cash flows from operating activities:
Net loss	$(9,467)	$(8,474)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,295	4,754
Provision for allowances of doubtful accounts	(584)	1,086
Amortization of debt discount	152	21
Non-cash interest expense	35	—
Stock-based compensation expense	772	391
Stock compensation expense for non-employee stock grants	2	231
Common warrant expense	125	217
Compensation related to exercise of stock options	—	14
Gain on Disposal	(1)	—
Changes in operating assets and liabilities:
Additions to restricted cash	—	(3)
Accounts receivable	5	(845)
Ticketing contract advances	(6,648)	(3,098)
Prepaid expenses and other current assets	(338)	(345)
Accounts payable	211	(91)
Accounts payable, client accounts	4,559	(435)
Accrued liabilities	3,132	(558)
Other assets	(299)	47
Net cash used in operating activities	(3,049)	(7,088)
Cash flows from investing activities:
Rental security deposit	(29)	(45)
Capitalization of software development costs	—	(546)
Purchase of property and equipment	(1,045)	(1,223)
Acquisition	(500)	(325)
Net cash used in investing activities	(1,574)	(2,139)
Cash flows from financing activities:
Proceeds from issuance of note payable	10,000	264
Debt issuance costs	(259)	—
Repayment of note payable	(1,118)	(1,627)
Repayment of capital equipment lease	(217)	(252)
Proceeds from the exercise of stock options/warrants	72	162
Other	—	(5)
Net cash provided by (used in) financing activities	8,478	(1,458)
Effect of foreign currency translation on cash	(77)	(158)
Net increase (decrease) in cash and cash equivalents	3,778	(10,843)
Cash and cash equivalents
Beginning of year	11,149	21,992
End of year	$14,927	$11,149
Supplemental disclosure of cash flow information:
Interest paid during the period	$336	$148
Noncash investing and financing activities
Capital equipment lease	$231	$206
Issuance of common stock in acquisition	781	162
Warrants issued	689	217
See accompanying notes to consolidated financial statements.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(1) Organization

(a) Description of Business

Ticketfly, Inc. (the Company or Ticketfly), a Delaware Corporation headquartered in San Francisco, California, is a progressive ticketing company that makes it easy to discover events, buy tickets, and share events with friends. The Company works with various venues and promoters throughout the United States, and the service is available to ticket buyers online via a Web site.

On September 20, 2012, Ticketfly Canada Services, Inc., a company organized under the laws of British Columbia, Canada, was incorporated as a wholly owned subsidiary of Ticketfly, Inc.

(b) Liquidity

The Company currently finances its operations through ticket service fee revenue generated from ticket sales via its Web site, and capital received from debt and venture-based financing. Failure by the Company to secure additional financing from external sources and/or generate sufficient cash from its ticket selling services to fund ongoing operations could have a material adverse effect on the Company. As of December 31, 2014, the Company has sufficient capital to fund operations through at least December 31, 2015.

(c) Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, cash equivalents and accounts receivable. Cash and cash equivalents are maintained with high-credit-rated financial institutions though deposited amounts may exceed insured amounts. Credit risk associated with accounts receivable is limited by evaluating the credit worthiness of customers in advance of a sale and throughout the customer lifecycle.

The Company derives substantially all of its income from fees earned for ticket selling services generated online. Should the number of events registered on the Company’s Web site decline or should promoters decide not to do business with the Company in the future, the Company would experience a corresponding reduction in its revenue and cash flows.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(2) Summary of Significant Accounting Policies

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Ticketfly, Inc. and its wholly owned subsidiary, Ticketfly Canada Services, Inc., located in Canada. All intercompany balances and transactions have been eliminated in consolidation.

Certain prior year amounts have been reclassified to conform with current year presentation.

(b) Foreign Currency Transactions

The functional currency of the Company’s foreign subsidiary is Canadian dollars.

Assets and liabilities denominated in a currency other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect at the balance sheet dates, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income.

Income and expense accounts are translated at the transaction date exchange rate. Foreign currency remeasurement and transaction gains and losses are recorded in other expense, net. The Company did not incur foreign exchange losses for the years ended December 31, 2014 and December 31, 2013.

(c) Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to estimates and assumptions include: allowance for doubtful accounts, useful lives of property, equipment, and internal use software, fair value of stock-based awards, valuation of goodwill and intangibles, and valuation allowances for income taxes. Management periodically evaluates such estimates and assumptions for continued reasonableness based on information that is then currently available. Changes in facts and circumstances may cause the Company to revise its estimates.

(d) Fair Value Measurements

The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for notes payable with similar terms, the carrying value of long-term debt approximates fair value.

(e) Cash and Cash Equivalents

The Company classifies all highly liquid instruments purchased with an original maturity of three months or less at the date of purchase as cash equivalents. Although cash is maintained with high-credit-rated financial institutions, deposited amounts may exceed insured amounts. Cash includes proceeds relating to the face value of the tickets, which is payable to clients and reflected as accounts payable to client accounts of $9,545 thousand and $4,986 thousand as of December 31, 2014 and 2013, respectively.

(f) Restricted Cash and Payment Processor Deposits

The Company has restricted cash balances relating to an unconditional, irrevocable letter of credit held for security deposit for its payment processor and its landlord, escrow amounts related to an acquisition and collateralized money market accounts with its commercial bank.

(g) Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable comprise trade accounts receivable. Trade accounts receivable include subscription fees, amounts due from clients for refunds and chargebacks remitted to the ticket buyer, equipment rental fees, and Web

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

site fees. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivable amounts. In evaluating the reserve, the Company considers various factors including historical experience, the aging of balances, and known factors about customers’ current financial conditions. The reserve was $0 and $771 thousand as of December 31, 2014 and 2013, respectively. The reserve is written off when it is probable that the balance will not be collected.

(h) Ticketing Contract Advances

Ticketing contract advances, which can be either recoupable or nonrecoupable, represent amounts paid in advance to the Company’s clients pursuant to ticketing agreements and are reflected in prepaid expenses or in other long-term assets if the amount is expected to be recouped or recognized over a period of more than 12 months. Recoupable ticketing contract advances are generally recoupable against future royalties earned by the clients, based on the contract terms, over the lives of their contracts which typically range between 1 and 6 years. When the Company determines that an advance will take longer than 12 months to recoup, it is classified as a long-term asset.

Nonrecoupable ticketing contract advances are fixed additional incentives occasionally paid by the Company to secure exclusive rights with certain clients and are normally amortized over the life of the contract on a straight-line basis. Amortization of these nonrecoupable ticketing contract advances is included in depreciation and amortization expenses. For the years ended December 31, 2014 and 2013, the Company amortized $2,078 thousand and $1,491 thousand, respectively, related to nonrecoupable ticketing contract advances.

Typically, contracts require these advances to be paid 50% within five days of contract signing and 50% within five days of the first ticket sold. The unpaid amounts are recognized as accrued liabilities in the accompanying balance sheet.

The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible recoupable amounts. In evaluating the reserve, the Company considers various factors including historical experience, the aging of balances, and known factors about customers’ current financial conditions. The reserve was $134 thousand and $793 thousand as of December 31, 2014 and 2013, respectively, and is classified as a reduction to Ticketing Contract Advances on the balance sheets. The amounts are written off when it is determined that the balance will not be recouped.

(i) Other Assets

Other assets include prepaid expenses, rental security deposits, and deferred financing costs. Rental security deposits are expected to be recovered upon termination of current lease obligations. Deferred financing costs are costs associated with securing a loan in 2014. The costs are amortized ratably over the life of the lease, and the amortization is recorded as interest expense in the statement of comprehensive loss. Amounts recoverable in the next twelve months are classified as current; beyond twelve months are classified as long term.

(j) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of assets, which range from three to five years.

Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

(k) Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination. The expected synergies from combining operations of the acquiree and the acquirer represent the goodwill recognized. Goodwill is not amortized, but is tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the asset may be impaired.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

The Company’s impairment tests are based on a single operating segment and reporting unit structure. The goodwill impairment test involves a two-step process. The first step involves comparing the fair value of the Company’s reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, the second step of the test is performed by comparing the carrying value of the goodwill in the reporting unit to its implied fair value. An impairment charge is recognized for the excess of the carrying value of goodwill over its implied fair value.

The Company’s annual goodwill impairment test resulted in no impairment charges in any of the periods presented in the accompanying consolidated financial statements.

(l) Intangibles

Intangible assets are carried at cost and amortized on a straight-line basis over their estimated useful lives. The Company reviews identifiable amortizable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value. There has been no impairment charges recorded in any of the periods presented in the accompanying consolidated financial statements. The intangibles balance as of December 31, 2014 is comprised of contracts assumed in connection with the Company’s business combinations.

(m) Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment loss has been recognized for the years ended December 31, 2014 and 2013, respectively.

(n) Capitalized Software Development Costs

Internally developed software includes the Company’s capitalized costs of developing the internal use computer software and the Company’s Web site. Such costs are capitalized in the period incurred in accordance with ASC Subtopic 350-40, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 350-50, Accounting for Website Development Costs. Capitalized software development costs are amortized using the straight-line method over the estimated period of benefit, generally three years. Amortization expense is included within depreciation and amortization expense in the consolidated statements of comprehensive loss. Costs capitalized are presented as property and equipment, net in the accompanying balance sheets. The Company capitalized internal use software development costs of $0 and $546 thousand in the years ended December 31, 2014, and 2013.

(o) Accounts Payable, Client Accounts

Accounts payable, client accounts consists of contractual amounts due to ticketing clients, which includes the face value of tickets sold and the clients’ share of convenience and order processing charges.

(p) Revenue Recognition

Revenue is recognized when earned and realized or realizable. In accordance with ASC Topic 605, Revenue Recognition, the Company recognizes revenue when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Revenue, which primarily consists of service and merchant processing fees from ticketing operations, is recognized as tickets are sold, and is recorded net of the face value of the ticket as the Company acts as an agent in these transactions.

(q) Direct Ticketing Costs

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

Direct ticketing costs consists primarily of royalties attributable to the promoter, transaction processing, ticket stock and delivery fees, licensing fees for third-party ticketing software, client bonuses, affiliate referral fees, and customer dispute costs associated with collecting funds. Payments to promoters and clients are recorded as an expense to the extent that an identifiable benefit results from the exchange. Direct ticketing costs are expensed in the period that they are incurred.

(r) Operating Expenses

Product development expenses consist primarily of compensation and related costs for personnel responsible for development and maintenance of the Company’s Web site and related infrastructure.

Sales and marketing expenses consist primarily of compensation and related costs for personnel engaged in customer sales and sales support functions, as well as marketing, advertising, and promotional expenditures. Advertising costs are expensed as incurred.

Client and customer support expenses consist primarily of compensation and related costs for personnel engaged in supporting clients with their use of ticketing infrastructure and equipment and in supporting ticket buyers in their use of the Web site.

General and administrative expenses consist primarily of compensation and related costs for personnel related to finance, human resources, legal, and fees for professional services.

(s) Operating Leases

The Company recognizes rent expense on a straight-line basis over the term of the lease.

(t) Capital Leases

The Company leases certain computer equipment. Such arrangements are classified and accounted for as capital leases if they meet one of the following criteria (i) the lease transfers ownership to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the lease term is equal to 75% or more of the estimated economic life of the lease property; or (iv) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value to the lessor. The capital lease is recorded as an asset and an obligation at an amount equal to the present value of the minimum lease payments at the beginning of the lease term. The leased asset is depreciated over the lease term.

(u) Stock-Based Compensation

The Company records compensation expense in connection with options granted to employees and nonemployees in accordance with ASC Topic 718, Compensation – Stock Compensation. This guidance requires that all stock based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. The Company recognizes compensation expense for employee stock options on a straight-line basis based on the estimated fair value at grant date using the Black-Scholes option pricing model and the estimated service period, generally the vesting term.

Stock-based compensation cost for employees and stock options issued to nonemployees for services are included under operating expenses. The Company recognized no income tax benefit in the statements of comprehensive loss for stock based compensation arrangements in 2014 and 2013.

(v) Preferred Stock Warrants

The Company has issued certain Preferred Stock warrants in connection with loans. All preferred stock warrants were equity classified and are recorded as a debt discount.

(w) Common Stock Warrants

The Company has issued common stock warrants to certain clients in return for exclusivity of ticket sales. The warrants are equity classified, and expensed to general and administrative expense over the applicable vesting schedules at fair value.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(x) Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for loss carryforwards and other deferred tax assets where it is more likely than not that such loss carryforwards and deferred tax assets will not be realized.

In assessing the potential realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the Company’s tax loss carry forwards remain deductible.

(y) Comprehensive Income (Loss)

Other Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The components of other comprehensive loss for the Company consist of foreign currency translation adjustments.

(z) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(aa) Recent Accounting Pronouncements

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is currently effective for the Company on January 1, 2017, though the FASB may defer the effective date by at least one year. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(3) Acquisition

On January 2, 2013, the Company acquired the assets of Prime Box Office, Ltd for $325 thousand of cash, 62,500 shares of common stock and contingent consideration of 62,502 shares of common stock. The contingent consideration pays out over three years, in equal installments, on each annual anniversary of the transaction and is based on achieving a minimum annual gross profit. The first contingent consideration payment of 20,834 shares occurred in January 2014. Management made the first of two remaining payments in January 2015 and fully expects to make the last payment in January 2016. The contingent consideration component is equity classified and recorded at fair value at the date of acquisition. The key asset acquired in the transaction was a ticketing contract in Canada. This acquisition was the launching point for Ticketfly’s Canadian subsidiary and entrance into the Canadian market.

As part of the purchase price allocation, the Company determined that acquiree’s separately identifiable contract asset was the ticketing contract. The Company used the income approach to value the ticketing relationship. This approach calculates fair value by discounting the after-tax cash flows back to present value. The baseline data for this analysis was the cash flow estimates used to price the transaction. Cash flows were forecasted and then discounted using a discount rate for customer relationships of 25%, based on the estimated weighted average cost of capital, which employs an estimate of the required equity rate of return and after-tax cost of debt.

Goodwill recognized from the transaction results from the opportunity to expand the client base and achieve greater long-term growth opportunities than either company had operating alone. All of the recognized goodwill is expected to be deductible for tax purposes.

The following table presents the purchase price allocation recorded in the Company’s consolidated balance sheets on the acquisition date (in thousands):

Consideration:
Cash	$325
Common stock	81
Contingent consideration arrangement	81
Fair value of total	$487
Recognized amounts of identified assets acquired and liabilities assumed:
Net tangible assets acquired	$—
Intangible assets:
Ticketing contract	290
Goodwill	197
Total acquired assets	$487

On August 18, 2014, the Company acquired the assets of WillCall, Inc., a developer and operator of ticketing software, applications and related products and services, for $500 thousand of cash and 396,662 shares of common stock. Goodwill recognized from the transaction results from the acquisition of talent and the opportunity to expand the client and technological base in order to achieve greater long-term growth. This acquisition was Ticketfly’s entrance into the mobile device space in order to expand from having strictly a website presence. All of the recognized goodwill is expected to be deductible for tax purposes.

The following table presents the purchase price allocation initially recorded in the Company’s consolidated balance sheet on the acquisition date (in thousands):

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

Consideration:
Cash	$500
Common stock	781
Fair value of total	$1,281
Recognized amounts of identified assets acquired and liabilities assumed:
Net tangible assets acquired	$39
Goodwill	1,242
Total acquired assets	$1,281

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(4) Balance Sheet Components

	2014	2013
	(In thousands)
Property and equipment, net
Computer and office equipment	$5,827	$4,792
Furniture and fixtures	496	396
Software	319	235
Leasehold improvements	193	154
Internally developed software	4,724	4,724
Capital equipment leases	944	707
	12,503	11,008
Less accumulated depreciation and amortization	(8,937)	(5,791)
	$3,566	$5,217

Depreciation expense totaled $1,843 thousand and $1,793 thousand for the years ended December 31, 2014 and 2013, respectively. Amortization of internally developed software costs for the years ended December 31, 2014 and 2013 was $1,307 thousand and $1,399 thousand, respectively.

	2014	2013
	(In thousands)
Prepaid expenses and other current assets:
Prepaid expenses	$935	$706
Rental security deposits	77	45
Other	283	177
	$1,295	$928

	2014	2013
	(In thousands)
Accrued liabilities:
Accrued compensation	$1,713	$999
Ticket contract advances payable	2,423	580
Income taxes payable	2	1
Other	879	305
	$5,017	$1,885

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(5) Goodwill

The following table presents the goodwill activity for the periods presented (in thousands):

(in thousands)

Goodwill - December 31, 2012	$219
Additions	197
Foreign currency translation	(11)
Goodwill - December 31, 2013	405
Additions	1,242
Foreign currency translation	(14)
Goodwill December 31, 2014	$1,633

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

6) Intangibles

Intangibles comprise contracts acquired in connection with business combinations. The following presents the intangible assets activity for the periods presented:

Intangibles cost - December 31, 2012	$—
Additions	290
Foreign currency translation	(17)
Intangibles cost - December 31, 2013	273
Additions	—
Foreign currency translation	(21)
Intangibles cost - December 31, 2014	252
Less accumulated amortization	(126)
$126

Amortization expense for the years ended December 31, 2014, and 2013 was $66 thousand and $71 thousand, respectively. Estimated future amortization of purchased intangible assets for future periods is as follows (in thousands):

Years ending:
2015	$63
2016	63
Thereafter	$—
$126

(7) Fair Value Measurements

TASC Topic 820, Fair Value Measurement, established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurement). The three levels of input used to measure fair value hierarchy are as follows:

•Level 1 inputs are unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•Level 2 inputs are significant other observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or other inputs that are observable or can be corroborated by observable market data; or

•Level 3 inputs are significant unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The level in the fair value hierarchy within which a fair value measurement entirely falls is based on the lowest-level input that is significant to the fair value measurement in its entirety. The Company has no Level 2 or Level 3 financial instruments measured at fair value on the accompanying balance sheets as of December 31, 2014 and 2013.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(8) Commitments and Contingencies

(a) Leases

The Company leases office space under operating leases with expiration dates between April 2015 and December 2017. The Company leases equipment under capital leases with expiration dates between April 2016 and May 2017.

As of December 31, 2014, future minimum lease payments under the Company’s leases are as follows (in thousands):

	Capital	Operating
Years ending:
2015	$121	$855
2016	70	795
2017	2	826
Thereafter	—	—
Total minimum lease payments	193	2,476
Less amounts representing interest	(10)
Present value of capital lease obligations	183
Less current obligations under capital leases	(113)
Long-term capital lease obligations	$70

Rent expense for the years ended December 31, 2014 and 2013 was $665 thousand and $540 thousand, respectively.

(b) Litigation

In January 2013, the Company was sued for patent infringement in Ameranth, Inc. v. Ticketfly, Inc., Case No. 3:13-cv-00353 in the United States District Court for the Southern District of California. It was consolidated with a large number of other cases involving the same patents that Ameranth brought against other defendants. On October 15, 2013, the majority of defendants (not including the Company) filed petitions with the Patent Trial and Appeal Board (PTAB) to review the validity of Ameranth’s patents. Thereafter, the district court granted a motion brought by all defendants (including the Company) to stay the federal court litigation pending resolution of the PTAB actions, which are still pending. Thus, there has been no substantive work on the case in over a year. The Company is unable to make a determination as to the likelihood of an outcome at this time given the case is only in its early stages, and consequently, is unable to reasonably estimate the magnitude of potential exposure, if any. The Company plans to vigorously defend itself against the claims.

From time to time, the Company is involved in legal actions arising in the normal course of its business. Other than the Ameranth litigation, the Company is not presently subject to any material litigation nor, to management’s knowledge, is any litigation threatened against the Company that collectively is expected to have a material adverse effect on the Company’s cash flows, financial condition, or results of operations.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(9) Loans Payable

On May 28, 2010, the Company entered into a Loan and Security Agreement (the 2010 Term Loan Agreement) with a bank, which entitles the Company to borrow up to $1,250,000 in three tranches to finance the Company’s working capital requirements, and equipment. The first tranche of $750,000 was drawn down on closing of the Loan and Security Agreement and two other tranches of $250,000 each were drawn down in August 2010 and September 2010 (collectively, the three tranches are described herein as the 2010 Term Loan). The interest rate on the 2010 Term Loan was 5.75%.

The 2010 Term Loan matured on September 1, 2013. The 2010 Term Loan Agreement was amended January 21, 2011 (the First Loan Modification Agreement). It provided for an additional loan amount of $500,000 at an interest rate of 5.75% (the 2011 Term Loan). The 2011 Term Loan is $1,750,000 and matured on December 1, 2013.

The 2010 Term Loan Agreement (as amended) was further amended August 25, 2011 (the Second Loan Modification Agreement) to allow for purchase money liens on financed equipment up to $500,000 (for new or existing equipment).

The amended 2010 Term Loan Agreement was further amended March 12, 2012 to provide for a 2012 Term Loan Advance of up to $1,500,000 to be drawn down in minimum increments of $250,000 (Third Loan Modification Agreement). The 2012 Term Loan was fully drawn down in March 2012. The interest rate is 6.25%. The 2012 Term Loan has a maturity date of March 1, 2015. As of December 31, 2014 and 2013, the balance, net of discount, of this tranche was $161 thousand and $774 thousand, respectively.

The amended 2010 Term Loan Agreement was further amended November 1, 2012 (the Fourth Loan Modification Agreement) to provide for an equipment financing line of up to $1,500,000 (2012 Equipment Financing Loan). The 2012 Equipment Financing Loan was drawn down in two tranches of $1,235,625 and $264,375 in December 2012 and January 2013, respectively. Interest on the 2012 Equipment Financing Loan accrues at a fixed rate of 4.5% annually with payments to be made in 36 monthly installments. The 2012 Equipment Financing Loan tranches mature on December 1, 2015 and January 1, 2016, respectively. As of December 31, 2014 and 2013, the balance, net of discount, of this tranche was $530 thousand and $1,029 thousand, respectively.

On May 15, 2014, the Company signed a Loan and Security agreement (the 2014 Term Loan Agreement), providing for a loan facility of $20 million subject to meeting various conditions. The first tranche of $3,000,000 was drawn down on closing of the agreement and two other tranches of $3,000,000 and $4,000,000 were drawn down in August 2014 and November 2014, respectively. The interest rate on the loan is Prime plus 5.25%, with a minimum rate of 9.00%. The 2014 Term Loan Agreement has a maturity date of May 2019. As of December 31, 2014, the balance of these tranches, net of discounts, was $9,199 thousand.

The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2014 are: $683 thousand in 2015, $2,036 thousand in 2016, $3,333 thousand in 2017, $3,333 thousand in 2018 and $1,111 thousand in 2019.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(10) Shareholders’ Equity

The Company is authorized to issue two classes of stock, designated, respectively, common stock and preferred stock. As of December 31, 2014 and 2013, the Company is authorized to issue 41,000,000 and 37,000,000 shares of common stock, respectively. As of December 31, 2014 and 2013, the Company had 10,709,784 and 10,007,696 common stock shares outstanding, and 30,290,216 and 26,992,304 common shares available for issuance, respectively. Each share of common and preferred has a par value of $0.0001. As of December 31, 2014 and 2013, the Company had 18,685,292 and 18,859,946 preferred shares outstanding, respectively and 1,132,210 and 957,556 preferred shares available for issuance, respectively.

Convertible preferred stock as of December 31, 2014 consisted of the following (in thousands, except share data):

	December 31, 2014
	Shares authorized	Shares issued and outstanding	Net carrying value	Aggregate liquidation preference
Convertible preferred stock:
Series A - 8,146,726	8,146,726	7,873,317	3,986	4,075
Series B - 4,733,416	4,733,416	4,714,416	10,315	12,104
Series C - 6,937,360	6,937,360	6,097,559	21,986	22,000
Total convertible preferred stock	19,817,502	18,685,292	36,287	38,179

In connection with the Series A preferred stock issued in 2009, $1,134 thousand relates to conversion of convertible promissory notes and $34 thousand of related interest accrual that had been issued in the fourth quarter of 2008. Of the Series B preferred stock issued in 2011, $1,000 thousand relates to conversion of convertible promissory notes and $9 thousand of related interest accrual. The above carrying values are shown net of issuance costs of $40 thousand, $30 thousand, and $14 thousand, for Series A, B, and C, respectively.

Convertible Preferred Stock

The rights, privileges, preferences, and restrictions of the Convertible preferred stock are set forth in the Company’s Amended Restated Certificate of Incorporation, and are summarized as follows:

(a) Dividend Rights

Holders of the Series A, B, and C preferred stock are entitled to receive nonmandatory, noncumulative dividends, when and if declared by the Board of Directors, out of any assets legally available, at the rate of (as adjusted for stock splits, stock dividends, reclassification) $0.0304 per share per annum on each outstanding share of Series A Preferred Stock, $0.1756 per share per annum on each outstanding share of Series B Preferred Stock, and $0.2886 per share per annum on each outstanding share of Series C Preferred Stock. No distributions shall be made with respect to the common stock until all declared dividends on the preferred stock Series A, B, and C have been paid or set aside for payment to the preferred stock holders. No dividends have been declared or paid through December 31, 2014.

(b) Liquidation Preference

In the event of certain liquidation events, as defined in the Amended and Restated Certificate of Incorporation, the holders of Series A, B, and C preferred stock retain preference, on a pari passu basis, over all other shareholders for an amount per share equal to (1) the Series A Original Issue Price for the Series A Preferred Stock, (2) 1.169955616 times the Series B Original Issue Price for the Series B Preferred Stock, (3) the Series C Original Issue Price for the Series C Preferred Stock, together with any dividend declared but unpaid thereon (the amount payable pursuant to this section is referred to as the Liquidation Amount). The foregoing Liquidation Amount shall be payable as a preference, before any payment may be made to the holders of Common Stock by reason of their ownership thereof. If upon liquidation, dissolution or winding up of the Corporation the assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock, the holders of Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After payments to the holders of preferred stock, all remaining assets will be distributed to the holders of common stock.

(c) Conversion

The preferred stock may be converted to common stock at any time at the request of the shareholder. The conversion price of Series A, Series B and Series C preferred stock is equal to the respective original issue price of such shares. All conversion prices are subject to adjustments for recapitalizations and upon certain issuances of common stock or deemed issuances of common stock. Each share of preferred stock shall automatically be converted into fully paid, nonassessable shares of common stock at the effective conversion price (i) immediately prior to the closing of a firm commitment underwritten initial public offering filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock, provided the aggregate gross proceeds to the Company are not less than $30 million (net of the underwriting discount and commissions); or (ii) at a date specified by vote or written consent of the holders of at least fifty-seven percent (57%) of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted-to-common stock basis).

(d) Voting Rights

Each shareholder of preferred stock is entitled to the number of votes equal to the number of whole shares of common stock into which such shares of preferred stock are then convertible. The holders of preferred stock Series A, B, and C have voting rights as a single class, and no series voting is permitted as described in the Company’s Amended and Restated Certificate of Incorporation.

On June 18, 2014, certain preferred stockholders converted 174,654 Series A preferred shares to common stock and, together with certain common stockholders, sold their shares to a third party in a secondary transaction.

Warrants

(a) Common Stock Warrants

The Company has warrants outstanding for the purchase of common stock which it has issued to clients in return for exclusivity of ticket sales. The warrants vest over periods from 4 to 5 years. The fair value of unvested shares is calculated at each financial reporting date using the Black-Scholes option pricing model and is recorded to general and administrative expense. Vesting is not linked to specific sales volume targets. The common stock warrants outstanding are disclosed within equity. Total expense recorded relating to common stock warrants was $125 thousand and $217 thousand for the years ended December 31, 2014 and 2013, respectively.

The following table presents the assumptions used to estimate the fair value of common stock warrants vested using the Black-Scholes option pricing model as of the years ending:

	2013	2012
Expected volatility	—	54.43% - 61.60%
Risk free interest rates	—	0.54% - 2.01%
Expected lives	—	3.00 - 5.98
Expected dividend yield	—	—%

A summary of the status of the warrants issued at December 31, 2014 and 2013 and information with respect to changes in warrants outstanding are as follows:

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

	Warrants Outstanding
	Outstanding warrants	Weighted average exercise price	Aggregate intrinsic value
Outstanding at December 31, 2013	985,325	0.54	892,979
Options granted	—	—
Options exercised	(2,325)	0.14
Options canceled	—	—
Outstanding at December 31, 2014	983,000	0.54	1,407,300
Vested and expected to vest at December 31, 2014	983,000	$0.54
Vested exercisable at December 31, 2014	896,018	0.49

The following table summarizes information about warrants outstanding at December 31, 2014:

	Warrants Outstanding
Exercise price range	Outstanding at December 31, 2014	Weighted average exercise price	Weighted average remaining contractual life term (years)	Vested shares	Weighted average exercise price
$0.01	130,000	$0.01	2.15	130,000	$0.01
0.26	357,500	0.26	2.30	357,500	0.26
0.52	263,000	0.52	2.83	252,500	0.52
0.92	35,000	0.92	3.86	26,790	0.92
1.00	25,000	1.00	3.31	19,020	1.00
1.30	147,500	1.30	3.84	85,208	1.30
2.19	25,000	2.19	3.64	25,000	2.19
	983,000	$0.54	2.68	896,018	$0.49

(b) Preferred Stock Warrants

In connection with a loan agreement in 2010, the Company issued a preferred stock warrant to the lender to purchase 98,755 shares of Series A preferred stock with an exercise price of $0.5063 per share. In connection with a loan amendment in 2011, the Company issued a preferred stock warrant to the lender to purchase 19,000 shares of Series B preferred stock. The exercise price per share of the Series B warrant is $1.6458 and was based on 75% of the Series B preferred stock financing round price. In connection with a loan amendment in 2012, the Company issued a preferred stock warrant to the lender to purchase 8,315 shares of Series C. The exercise price per share of the Series C warrant is $3.608, based on the Series C preferred stock financing round price. In lieu of exercising the warrant, the lender may convert in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares minus the aggregate warrant price of shares by (b) fair market value of one share.

The fair value of the warrant for 59,253 shares of Series A preferred stock as measured on May 2010 was determined to be approximately $30 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $0.51, exercise price $0.51, contractual life 10 years, expected volatility 67.1%, expected dividend yield 0%, and a risk-free interest rate of 3.3%. In January 2011, when the initial loan with the bank was drawn down and the warrant became immediately exercisable, the fair value of the warrant for an additional 39,502 shares of Series A was determined to be approximately $20 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $0.51, exercise price $0.51, contractual life 9.3 years, expected volatility 67.2%, expected dividend yield 0%, and a risk-free interest rate of 3.3%. The fair value of the warrant was recorded as a discount to the Loan and amortized over the term.

The fair value of the warrant for shares of Series B preferred stock was determined to be approximately $42 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $2.19, exercise price $1.23, contractual life 9.8 years, expected volatility 58.6%, expected dividend yield 0%, and a

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

risk-free interest rate of 3.1%. The fair value of the warrant was recorded as a discount to the SVB Loan in January 2011 when Series B financing was completed and the exercise price determined and amortized over the term.

The fair value of the warrant for shares of Series C preferred stock was determined to be approximately $30 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $3.61, exercise price $3.61, contractual life 9.7 years, expected volatility 58.2%, expected dividend yield 0%, and a risk-free interest rate of 1.6%. The fair value of the warrant was recorded as a discount to the 2010 Term Loan Agreement in March 2012 when Series C financing was completed and amortized over the term.

In connection with the loan agreement signed on May 15, 2014, the Company issued a preferred stock warrant to the lender to purchase 277,162 shares of Series C preferred stock with an exercise price of $3.61 per share. The fair value of the warrant for shares of Series C preferred stock was determined to be approximately $688 thousand, using the Black-Scholes option pricing model and the following assumptions: stock price $3.61, exercise price $3.61, contractual life 10 years, expected volatility 58.6%, expected dividend yield 0%, and a risk-free interest rate of 2.5%. The fair value of the warrant was recorded as a discount to the 2014 Term Loan Agreement in May 2014.

Stock-Based Compensation

(a) 2008 Stock Option Plan

On March 6, 2008, the Board of Directors and shareholders of the Company authorized and ratified the 2008 Stock Plan (the 2008 Plan). The 2008 Plan authorized the issuance of options to purchase not more than 1,000,000 shares of the Company’s common stock. In 2009, 2011, and 2014 the Board of Directors and shareholders authorized and ratified the Amended and Restated 2008 Stock Plan (the Amended 2008 Plan). The Amended 2008 Plan authorized the issuance of options to purchase not more than 8,528,894 shares of the Company’s common stock. The 2008 Plan also stipulates that the Company shall at all times, during the term of the 2008 Plan, reserve and keep available sufficient shares to satisfy the requirements of the 2008 Plan. As of December 31, 2014, a total of 8,528,894 shares were reserved for grant and issuance. The Amended 2008 Plan provides for the issuance of both incentive and nonqualified stock options to employees, directors, and consultants at exercise prices determined by the Board of Directors; however, the exercise price shall not be less than 100% of fair market value in the case of incentive stock options. Additionally, if an incentive stock option is granted to a stockholder owning 10% or more of the Company as defined, the exercise price of the option grant shall be no less than 110% of the fair market value on the date of grant.

Compensation costs for awards with only service conditions are expensed on a straight-line basis. Vesting periods for options and restricted stock grants are determined by the Board of Directors at the time of grant. Generally, options granted to new employees vest over four years, with 25% vesting after one year of service, and with the balance vesting monthly over the remaining three years of the vesting period. Vesting may be accelerated at the discretion of the Board of Directors. Options may be granted with an early exercise feature, with any unvested shares being subject to repurchase by the Company upon termination of continuous service. Stock options expire upon the date set by the Board of Directors at the grant date; however, no option is exercisable more than ten years after grant.

(b) Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, which is based on the fair value of the option issued. The following table presents stock-based compensation expense as included in operating expenses by department (in thousands):

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

	2014	2013

Product development	$360	$105
Sales and marketing	129	67
Client and customer support	48	24
General and administrative	237	195
Total stock based compensation expense	$774	$391

The stock-based compensation expense related to nonemployees was not material for the years ended December 31, 2014 and 2013.

The following table presents the assumptions used to estimate the fair value of stock options granted to employees on the date of grant using the Black-Scholes option pricing model. The Company uses the simplified method to estimate the expected term of the option. Since the Company's shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of comparable companies with publicly traded shares. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

	2014	2013

Expected volatility	56.37% - 61.3%	60.7% - 62.0%
Risk-free interest rates	1.62% - 2.02%	0.92% - 1.70%
Expected lives	5.27 - 6.08	5.6 - 6.08
Expected dividend yield	—%	—%

A summary of the status of the options issued under the 2008 Plan at December 31, 2014 and 2013, and information with respect to changes in options outstanding are as follows:

	Options Outstanding
	Shares available	Outstanding stock options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at December 31, 2013	1,567,349	3,227,306	0.87	1,796,156
Net change in shares authorized	3,000,000	—	—
Options granted	(4,439,049)	4,439,049	1.81
Options exercised	—	(107,613)	0.67
Options canceled	521,975	(521,975)	1.35
Outstanding at December 31, 2014	650,275	7,036,767	$1.43	3,787,716
Vested and expected to vest at December 31, 2014		6,079,871	$1.38
Vested Exercisable at December 31, 2014		1,968,049	0.66

The weighted average grant date fair value of options granted during the years to December 31, 2014 and 2013 was $1.02 and $0.76, respectively. The total intrinsic value of options exercised during the years to December 3 2014 and 2013 was $91 thousand and $313 thousand, respectively.

The following table summarizes information about stock options outstanding at December 31, 2014:

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

	Options Outstanding			Options exercisable
Exercise price range	Outstanding at December 31, 2014	Weighted average exercise price	Weighted average remaining contractual term (years)	Number exercisable	Weighted average exercise price
$0.001	578,333	$0.001	4.40	578,333	$0.001
0.14	20,000	0.14	4.55	20,000	0.14
0.28	246,500	0.28	1.99	246,291	0.28
0.46	419,535	0.46	6.71	357,165	0.46
1.30	998,833	1.30	7.85	457,387	1.30
1.43	1,653,607	1.43	9.03	269,696	1.43
1.97	3,119,959	1.97	9.71	39,177	1.97
	7,036,767			1,968,049

As of December 31, 2014 and 2013, the remaining aggregated unamortized compensation cost related to employee stock options outstanding was approximately $3,391 thousand and $892 thousand, respectively. The unamortized compensation cost as of December 31, 2014 is expected to amortize through 2018 over the underlying options’ remaining requisite service periods on a straight-line basis.

(c) Restricted Stock Units

In connection with the Company’s formation and early customer and investor relationship certain individuals received restricted shares of the Company’s common stock (the Restricted Stock). The Restricted Stock vested over four years from the date of issuance – 20% upon issuance, and first year anniversary, 13% on the second and third anniversaries, and the balance on the fourth anniversary. The Restricted Stock fully vested in June 2013. The expense associated with the issuance of the Restricted Stock was $208 thousand for the year ended December 31, 2013.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(11) Income Taxes

The provision for income taxes consists of $1 thousand for both the years ended December 31, 2014 and December 31, 2013.

The effective income tax rate differs from the statutory rate on an estimated annual basis primarily due to a 100% valuation allowance made against all deferred tax assets including net operating loss carryforwards.

The Company has deferred tax assets comprising primarily net operating losses, stock-based compensation, warrant expense, and accruals. The Company has not benefited any of its deferred tax assets and has established a full valuation allowance. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the deferred tax assets will not be realized; accordingly, a full valuation allowance on our deferred tax assets net of deferred liabilities has been established and no deferred tax asset and related tax benefit have been recognized in the accompanying financial statements.

At December 31, 2014, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $25.2 million and $21.1 million, respectively. These net operating losses can be utilized to reduce future taxable income, if any.

The federal net operating loss carryforwards will expire in various amounts beginning in 2029, and the California net operating loss carryforwards begin to expire in 2028. Utilization of the net operating loss carryforwards may be subject to substantial annual limitations due to ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. As a result of these provisions, utilization of net operating losses would be limited in the event of any future significant ownership changes. These annual limitations may result in the expiration of net operating loss carryforwards before utilization.

The Company adopted guidance under ASC 740 on January 1, 2009, which clarifies the accounting for uncertainty in tax positions recognized in the financial statements. As of December 31, 2014, the Company has no unrecognized tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No significant interest or penalties have been recorded during the period from inception to December 31, 2014 or the year ended December 31, 2014.

Tax years from 2008 and forward remain open to examinations by federal and state authorities due to net operating loss carryforwards. The Company is currently not under examinations by the Internal Revenue Service or any other taxing authorities.

TICKETFLY, INC.
Note to Consolidated Financial Statements
December 31, 2014 and 2013

(12) Subsequent Events

The Company evaluated events subsequent to December 31, 2014 through July 2, 2015, the date the financial statements were issued.

On January 1, 2015, the Company entered into a seven year lease agreement for approximately 24,000 rentable square feet of an office building located in San Francisco. The Company moved into the space in May 2015. The Company maintains a restricted cash balance of $1.1 million as it relates to a security deposit for the new building. Total rent expense over the course of the lease is approximately $11 million.

In January 2015 and March 2015 the Company drew down two additional tranches of $5,000,000 each on the 2014 Term Loan Agreement.

On March 19, 2015, the Company acquired the assets of M.R.G. Ventures Ltd. for $200 thousand cash and 150,000 shares of common stock. The company was purchased in order to secure additional ticketing venues in Canada to expand the Canadian market. The tangible assets acquired are fixed assets.

In June 2015 the Company received $670 thousand related to an outstanding revenue share advance amount with one of its clients subsequent to the sale of the venue to a different owner.

In June 2015 the Company signed the stock purchase agreement for Series D round of financing for $50 million. Funding is scheduled for July 10, 2015.